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                                 [KEYCORP LOGO]

NEWS                                                  KeyCorp
                                                      127 Public Square
                                                      Cleveland, Ohio 44114 1306


Contact:  KeyCorp:                        McDonald & Company Investments:
          (Media) William Murschel        Richard J. Clark
           (216) 689-0457                 (216) 443-2614
          (Analysts) Lee Irving
          (216) 689-3564


                      KEYCORP TO ACQUIRE McDONALD & COMPANY
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   PARTNERSHIP CREATES NATIONAL PLATFORM FOR ENHANCING BUSINESS, PRIVATE
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                           CLIENT RELATIONSHIPS
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     CLEVELAND, June 15, 1998 - KeyCorp (NYSE:KEY) and McDonald & Company
Investments, Inc. (NYSE:MDD) today announced an agreement under which KeyCorp will acquire McDonald & Company, a full-service investment banking and securities brokerage company.

     The McDonald & Company acquisition creates a powerful business for Key, which will be focused on providing capital markets, investment banking and asset management expertise to corporate and private clients on a national basis. This business group will be launched with a revenue base of nearly $1 billion with the people, products and resources to excel in this rapidly growing segment of the financial services arena.

     The transaction involving the two Cleveland-based companies is valued at $653 million. Under the terms of the agreement KeyCorp will issue, in a tax-free exchange, $35 of KeyCorp common stock for each share of McDonald & Company common stock, subject to possible adjustments if KeyCorp's common stock price is below $33 or above $44.50 per common share at the time of closing. In addition, KeyCorp has established a $68 million employee retention program to be paid in cash and options over a three-year period to certain employees of McDonald & Company.

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     KeyCorp expects the transaction to be accretive to earnings in 1999. The acquisition will be accounted for as a purchase and is expected to close during the fourth quarter of 1998, subject to McDonald & Company shareholder and certain regulatory approvals and certain other conditions to closing.

     "McDonald & Company is a perfect strategic fit for KeyCorp," said Robert W. Gillespie, chairman and chief executive officer of KeyCorp. "The combined businesses of McDonald & Company and Key will be focused on growing our relationships with corporate/commercial and private clients.

     "Perhaps most importantly, McDonald & Company brings a team of superb professionals, led by Bill Summers, eager to support Key's national business objectives," said Gillespie.

     "This exciting partnership with KeyCorp will create added value for our individual and corporate clients," said William B. Summers, Jr., president and chief executive officer of McDonald & Company Investments. "Both companies share a common vision for the future and have developed performance-driven, client-focused cultures that enhance opportunities for our employees far beyond what we could achieve separately."

     McDonald's major business activities include investment banking, corporate finance, equity capital markets and retail brokerage and financial advisory services. These businesses will be combined with KeyCorp's comparable businesses. Summers will be chairman, and Yank Heisler will be president of a new Key Capital Partners business at KeyCorp. Summers will join Heisler as a member of KeyCorp's Management Committee and will report to Henry L. Meyer III, KeyCorp president and chief operating officer.



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     Page 3 - KEYCORP TO ACQUIRE McDONALD & CO.
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     The new Key Capital Partners will have two major business groups. One group, to be operated under the name McDonald-Key Investments, will be led by Summers, who will be chairman and chief executive officer, and Robert T. Clutterbuck, who will be president and chief operating officer. Clutterbuck currently holds that title at McDonald & Company Securities, Inc. McDonald-Key Investments will house the Section 20 subsidiary and will include retail and institutional brokerage, equity and fixed income trading and underwriting, investment banking, capital markets products, loan syndication and trading, public finance, venture capital, mezzanine finance and clearing operations. The second major business group, which will be led by Heisler, will include asset management, mutual funds, institutional asset services, wealth management and insurance.

     McDonald & Company's headquarters, the 21-story McDonald Investment Center at 800 Superior Avenue, Cleveland, will be the headquarters for McDonald-Key Investments.

     Gillespie and Summers emphasized their continued commitment to the Cleveland community through financial and volunteer support. Both executives said that the short-term job impact from the combination will be minimal, but as long-range plans for growing these businesses emerge, additional employment opportunities should be created in the future.

     KeyCorp is one of the nation's largest financial services companies, with assets of approximately $73 billion. Through four principal lines of business-corporate capital, consumer finance, community banking and capital partners, Key provides retail and wholesale banking, investment, financing and money management services to individuals and companies across the U.S. Key companies have a presence in 46 states from Maine to Alaska.

                                     -more-

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FORWARD LOOKING STATEMENTS:


This news release contains forward-looking statements, such as estimates of future operating results for both KeyCorp & McDonald & Company Investments, Inc. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Factors that may cause such a difference include, but are not limited to: (1) revenues following the acquisition are lower than expected; (2) expected costs savings from the acquisition cannot fully be realized or realized within the expected time frame; (3) costs or difficulties related to the integration of the businesses of KeyCorp & McDonald & Company Investments, Inc. are greater than expected; (4) competitive pressures among financial institutions increase significantly; (5) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; and (6) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

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                                   FACT SHEET

                                    KEYCORP              MCDONALD & COMPANY
                                (as of 3/31/98)    (fiscal year ended 3/31/98)
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Dated established                   1849                       1924
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Listed NYSE                         1992                       1983
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NYSE trading symbol                  KEY                        MDD
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Common Shares outstanding         439,315,000                18,665,000
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Headquarters                    Cleveland, Ohio            Cleveland, Ohio
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States with offices                   46                         11
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Employees                          24,650                       1,400
                           (full-time equivalent)        (full-time equivalent)
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Number of offices              1,000 full-service               44
                                   KeyCenters
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Number of retail brokers                290                     350
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Number of investment banking             70                      90
 professionals
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Number of capital markets               110                     147
 professionals
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Number of research analysts              12                      30
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Proprietary mutual funds            Victory Funds         Gradison Family of
                                    (32 funds--              Mutual Funds
                                    $11.6 billion)      (6 funds--$2.9 billion)
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Total assets under management       $64 billion           More than $5 billion
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Revenue                             $4,100 million           $333.3 million
                             (year ended Dec. 31, 1997)
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Net income                          $919 million             $36.8 million
                             (year ended Dec. 31, 1997)
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06/14/98